EXHIBIT 21
                    SUBSIDIARIES OF RIDGEWOOD FINANCIAL, INC.





Subsidiary                  % of Ownership           State of Incorporation
----------                  --------------           ----------------------

Ridgewood Savings Bank
 of New Jersey                  100                        New Jersey